UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2003

PACER TECHNOLOGY

(Exact name of Registrant as specified in charter)

California	0-8864	77-0080305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9420 Santa Anita Avenue

Rancho Cucamonga, California 91730

(Address of principal executive offices and zip code)

(909) 987-0550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed, since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 30, 2003, the Company issued a press release announcing that it had entered into an Agreement and Plan of Merger, dated as of July 29, 2003, among PT Acquisition Corp., Cyan Holding Co., a subsidiary of Cyan Investments, LLC (“Cyan”), and Pacer Technology (the “Company”). A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1 and a copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b)	Not applicable.

(c)	Exhibits.

	2.1	Agreement and Plan of Merger, dated July 29, 2003, by and among Pacer Technology, Cyan Holding Co. and PT Acquisition Corp.*

	99.1	Press Release issued on July 30, 2003.

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pacer has filed a list briefly identifying all omitted schedules and agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER TECHNOLOGY

Dated: October 29, 2003	/s/ Richard S. Kay
Richard S. Kay Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated July 29, 2003, by and among Pacer Technology, Cyan Holding Co. and PT Acquisition Corp.*

99.1	Press Release issued on July 30, 2003 announcing that the Company had entered into the Agreement and Plan of Merger with Cyan Holding Co. and PT Acquisition Corp.

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pacer has filed a list briefly identifying all omitted schedules and agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.